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                                                                    Exhibit (16)


                                 POWER OF ATTORNEY

     The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby constitute and appoint ELIZABETH E. ARTHUR attorney-in-fact of the undersigned with full power to sign for and in the name of the undersigned in the capacities indicated below, and with full power to file with the Securities and Exchange Commission (a) a Registration Statement under the Securities Act of 1933, as amended, on Form N-14 of Franklin Life Variable Annuity Fund A of The Franklin Life Insurance Company (including all exhibits necessary or appropriate in connection therewith), and (b) any and all amendments thereto.


     Signature                       Title                          Date
     ---------                       -----                          ----

/s/  Clifford L. Greenwalt
------------------------------
     Clifford L. Greenwalt      Member, Board of Managers      January 22, 1998


/s/  Robert C. Spencer
------------------------------
     Robert C. Spencer          Member, Board of Managers      January 19, 1998


/s/  Robert G. Spencer
------------------------------
     Robert G. Spencer          Chairman, Board of Managers    January 19, 1998


/s/  James W. Voth
------------------------------
     James W. Voth              Member, Board of Managers      January 19, 1998





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